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                                                                    EXHIBIT 23.2

                              Accountants' Consent
                              --------------------

The Board of Directors
American Mortgage Acceptance Company:

We consent to the use of our report dated January 15, 1999, with respect to the statements of income, changes in shareholders' equity, and cash flows for the year ended December 31, 1998 of American Mortgage Acceptance Company (formerly American Mortgage Investors Trust) included herein and to the reference to our firm under the heading "Experts" in the prospectus.



                                                /s/ KPMG LLP



New York, New York
January 8, 2002